UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2025

VIPER ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

DE	001-36505	46-5001985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 West Texas Ave.
Suite 100
Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000001 Par Value	VNOM	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on January 30, 2025, Viper Energy, Inc., a Delaware corporation (NASDAQ: VNOM) (“Viper”) and a subsidiary of Diamondback Energy, Inc. (“Diamondback”), and Viper Energy Partners LLC, a Delaware limited liability company (the “Operating Company”), as buyer parties, entered into a definitive equity purchase agreement (the “Purchase Agreement”) with Endeavor Energy Resources, L.P., a Texas limited partnership (“Endeavor Energy Resources”), and 1979 Royalties GP, LLC and 1979 Royalties LP (collectively, the “Endeavor Subsidiaries”). Subject to the terms and conditions set forth in the Purchase Agreement, the Operating Company will acquire all of the issued and outstanding equity interests of the Endeavor Subsidiaries from Endeavor Energy Resources (such acquisition, the “Pending Drop Down”).

Viper filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2025 for the solicitation of proxies in connection with the special meeting of Viper’s stockholders to be held on May 1, 2025, seeking the requisite vote of Viper’s stockholders on matters necessary to complete the Pending Drop Down, including the approval of the Pending Drop Down by the vote of the majority of stockholders other than Diamondback and its subsidiaries. Viper commenced mailing of the Proxy Statement to its stockholders on or about April 2, 2025.

Since entering into the Purchase Agreement, Viper has received, to its knowledge, three demand letters from purported stockholders of Viper (the “Demand Letters”). Further, two complaints have been filed by purported stockholders of Viper in New York Supreme Court, and one complaint and a related emergency motion seeking a temporary restraining order to enjoin the closing of the Pending Drop Down and the other transactions contemplated by the Purchase Agreement has been filed by a purported stockholder of Viper in the Twentieth Judicial Circuit Court in Charlotte County, Florida (collectively, the “Complaints”). The Complaints are captioned as Garfield vs. Viper Energy, Inc. Case No. 25000481CA (Fla. 20th Cir. Ct. Apr 14, 2025) (the “Garfield Complaint”); Thomas v. Viper Energy, Inc. et. al. Case No. 652281/2025 (Sup. Ct. New York Cnty. 2025) (the “Thomas Complaint”); and Miller v. Viper Energy, Inc. et. al. Case No. 652286/2025 (Sup. Ct. New York Cnty. 2025) (the “Miller Complaint”). The Thomas Complaint and Miller Complaint name Viper and the members of its board of directors as defendants. The Garfield Complaint names Viper, the members of its board of directors, Diamondback, the Operating Company, Endeavor Energy Resources and the Endeavor Subsidiaries as defendants. The Complaints each assert claims for negligence and negligent misrepresentation and concealment stemming from allegedly material omissions in the Proxy Statement. The Demand Letters and Complaints assert that purported material information is omitted from the Proxy Statement. It is possible that additional or similar demand letters may be received by Viper, or that complaints making similar allegations may be filed naming Viper, the members of its board of directors and/or any other parties to the Pending Drop Down as defendants. Absent new or different allegations that are material or a disclosure obligation under the U.S. federal securities laws, Viper will not necessarily disclose such additional demands or complaints.

Viper believes that the disclosures set forth in the Proxy Statement comply fully with applicable law and exchange rules, that no further disclosure beyond that already contained in the Proxy Statement is required under applicable law or exchange rules and that the allegations asserted in the Demand Letters and the Complaints are entirely without merit. However, in order to moot these disclosure claims, to avoid nuisance, cost and distraction and to preclude any efforts to delay the closing of the Pending Drop Down, and without admitting any culpability, liability or wrongdoing and without admitting the relevance or materiality of such disclosures, Viper is voluntarily supplementing the Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, each of Viper and other defendants specifically denies all allegations in the Demand Letters and the Complaints that any additional disclosure was or is required.

SUPPLEMENTAL DISCLOSURES TO PROXY STATEMENT

The following supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety and is available on the SEC’s website at http://www.sec.gov, along with periodic reports and other information Viper files with the SEC. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. All page and paragraph references are to pages and paragraphs in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement. The information contained herein speaks only as of April 23, 2025, unless the information indicates another date applies. New text within restated language from the Proxy Statement is highlighted with bold, underlined text and removed language within restated language from the Proxy Statement is indicated by ~~strikethrough text~~.

The disclosure under the heading “The Drop Down—Background of the Drop Down” is hereby supplemented by amending and restating the first full paragraph on page 35 of the Proxy Statement as follows:

On December 7, 2024, Wes Perry, the Chairman of the Audit Committee, contacted representatives of Hunton Andrews Kurth LLP (“Hunton AK”) to discuss its engagement by the Audit Committee regarding the Audit Committee’s consideration of the

Initial Proposal, given Hunton AK’s knowledge and experience with respect to public merger and acquisition transactions and its familiarity with Viper and the industry in which it operates. In the two years prior to the date hereof, Hunton AK was only engaged to provide legal advisory services to the Conflicts Committee of the Board of Directors of Viper Energy Partners GP LLC (the former general partner of Viper LP, which converted into Viper Energy, Inc. in November 2023) in connection with the acquisition by Viper LP of overriding royalty interests in certain oil and gas properties from subsidiaries of Diamondback E&P in 2023. Except for the representation of such Conflicts Committee during the two years prior to the date hereof, Hunton AK did not represent Viper (or its predecessor Viper LP) or Diamondback or their respective subsidiaries or controlled affiliates during such two-year period.

The disclosure on page 47 of the Proxy Statement is hereby supplemented by amending and restating the first paragraph set forth under “The Drop Down—Opinion of Evercore, Financial Advisor to the Audit Committee—Summary of Evercore’s Financial Analyses—Viper Standalone Analyses—Net Asset Value Analysis” as follows:

Evercore calculated the after-tax net present value, as of January 1, 2025, of future cash flows Viper was expected to generate based on the reserves data relating to Viper included in the Viper forecasted financial information (the “Viper Reserves Database”) and using forecasted oil and natural gas prices based on (i) New York Mercantile Exchange strip pricing (which is referred to as “Strip Pricing”) and (ii) Wall Street consensus pricing (which is referred to as “Consensus Pricing”), in each case, as of January 24, 2025. For purpose of its analysis, Evercore selected discount rates ranging from 7% to 14% based on its professional judgment and experience depending on the reserve categories. Using the various discount rates depending on the reserve category, Evercore discounted to present value, as of January 1, 2025, the pre-tax cash flows estimated to be generated by Viper from the developed and undeveloped reserves estimates, as reflected in the Viper Reserves Database, to derive a range of total reserves value. Based on this range of total reserves value, the present value of the future estimated effects of Viper’s hedging (discounted using discount rates ranging from 5% to 8%, selected by Evercore using its professional judgment and experience), the present value of general and administrative expenses (discounted using discount rates ranging from 9% to 11%, selected by Evercore using its professional judgment and experience), the present value of cash taxes (discounted using a range of discount rates based on the weighted average of discount rates applied to the pre-tax reserves cash flows by reserve category), Viper’s estimated net debt of approximately $1,065 million as of December 31, 2024, and the number of fully diluted outstanding shares of common stock of approximately 198.7 million as of December 31, 2024, in each case, as provided by Viper’s management and approved for Evercore’s use by the Audit Committee, this analysis indicated ranges of implied equity values per share of Class A Common Stock as set forth in the table below, as compared to the closing price of Class A Common Stock of $47.66 on January 24, 2025:

Methodology	Implied Equity Values Per Share
Net Asset Value (Strip Pricing)	$24.52 – $29.68
Net Asset Value (Consensus Pricing)	$28.82 – $35.22

The disclosure on page 47-48 of the Proxy Statement is hereby supplemented by amending and restating the first paragraph set forth under “The Drop Down—Opinion of Evercore, Financial Advisor to the Audit Committee—Summary of Evercore’s Financial Analyses—Viper Standalone Analyses—Discounted Cash Flow Analysis” as follows:

Evercore performed a discounted cash flow analysis of Viper to calculate ranges of implied present values of the per share equity value of Viper on a standalone basis utilizing estimates of the standalone unlevered, after-tax free cash flows that Viper was forecasted to generate over the period from January 1, 2025 through December 31, 2029 based on the Viper forecasted financial information and using forecasted oil and natural gas prices based on Strip Pricing and Consensus Pricing, in each case, as of January 24, 2025. Evercore calculated terminal values for Viper using two methods: (i) a terminal multiple method—under which Evercore calculated terminal values for Viper by applying a range of enterprise values to earnings before interest, taxes, depreciation, amortization and exploration expense (which is referred to as “EBITDAX”) for the last 12-month period (which is referred to as “LTM”) multiples of 11.0x to 14.0x, which range was selected based on Evercore’s professional judgment and experience, to an estimate of Viper’s terminal year EBITDAX of approximately $857 million and approximately $996 million, based on Strip Pricing and Consensus Pricing, respectively, in each case, based on the Viper forecasted financial information, and (ii) a perpetuity growth method—under which Evercore calculated terminal values for Viper by applying a range of perpetuity growth rates of 1.0% to 3.0%, which range was selected based on Evercore’s professional judgment and experience, to an estimate of the unlevered, after-tax free cash flows that Viper was forecasted to generate in the terminal year based on the Viper forecasted financial information.

The disclosure on page 48 of the Proxy Statement is hereby supplemented by amending and restating the second paragraph set forth under “The Drop Down—Opinion of Evercore, Financial Advisor to the Audit Committee—Summary of Evercore’s Financial Analyses—Viper Standalone Analyses—Discounted Cash Flow Analysis” as follows:

The cash flows and terminal values in each case were then discounted to present value as of January 1, 2025 using discount rates ranging from 9.0% to 10.5%, representing an estimate of Viper’s after-tax weighted average cost of capital, as estimated by Evercore based on its professional judgment and experience, and based on the application of the capital asset pricing model, which requires certain company-specific inputs, including debt to equity ratio, debt to total capitalization ratio, pre-tax cost of debt, and levered and unlevered betas, as well as certain financial metrics for the United States financial markets generally, to derive implied enterprise value reference ranges for Viper. Based on these ranges of implied enterprise values, Viper’s estimated net debt of approximately $1,065 million as of December 31, 2024, and the number of fully diluted outstanding shares of common stock of approximately 198.7 million as of December 31, 2024, in each case, as provided by Viper’s management and approved for Evercore’s use by the Audit Committee, this analysis indicated ranges of implied equity values per share of Class A Common Stock as set forth in the table below, as compared to the closing price of Class A Common Stock of $47.66 on January 24, 2025:

Methodology	Implied Equity Values Per Share
Terminal Multiple Method (Strip Pricing)	$37.41 – $48.31
Perpetuity Growth Rate Method (Strip Pricing)	$32.20 – $49.87
Terminal Multiple Method (Consensus Pricing)	$42.83 – $55.48
Perpetuity Growth Rate Method (Consensus Pricing)	$36.48 – $56.76

The disclosure on page 48 of the Proxy Statement is hereby supplemented by amending and restating the table in the third paragraph set forth under “The Drop Down—Opinion of Evercore, Financial Advisor to the Audit Committee—Summary of Evercore’s Financial Analyses—Viper Standalone Analyses—Selected Publicly Traded Companies Analysis” as follows:

~~Benchmark~~	~~Selected Companies Median~~
~~TEV / EBITDAX (2025E)~~	~~8.3x~~
~~TEV / EBITDAX (2026E)~~	~~8.0x~~
~~Price / CFPS (2025E)~~	~~8.4x~~
~~Price / CFPS (2026E)~~	~~7.9x~~

Company	TEV / EBTIDAX (2025E)	TEV/ EBITDAX (2026E)	Price / CFPS (2025E)	Price / CFPS (2026E)
Black Stone Minerals	9.7x	9.1x	9.1x	8.5x
Freehold Royalties	7.2x	7.4x	8.4x	7.9x
Kimbell Royalty	7.8x	7.4x	6.5x	6.1x
PrairieSky Royalty	13.7x	13.4x	17.0x	15.3x
Sitio Royalties	8.3x	8.0x	7.7x	7.2x
Median	8.3x	8.0x	8.4x	7.9x

The disclosure on page 48-49 of the Proxy Statement is hereby supplemented by amending and restating the fourth paragraph set forth under “The Drop Down—Opinion of Evercore, Financial Advisor to the Audit Committee—Summary of Evercore’s Financial Analyses—Viper Standalone Analyses— Selected Publicly Traded Companies Analysis” as follows:

Based on the multiples it derived for the selected companies and its professional judgment and experience, Evercore (i) applied TEV / EBITDAX multiple reference ranges of 10.25x to 13.25x and 9.5x to 12.5x to an estimate of Viper’s calendar year 2025 EBITDAX and calendar year 2026 EBITDAX, respectively, in each case, based on the Viper forecasted financial information at Consensus Pricing as of January 24, 2025 and subtracted Viper’s estimated net debt of approximately $1,065 million as of

December 31, 2024, as provided by Viper’s management and approved for Evercore’s use by the Audit Committee, and (ii) applied market capitalization to CFFO multiple reference ranges of 11.0x to 14.0x and 10.5x to 13.5x to an estimate of Viper’s calendar year 2025 CFFO and calendar year 2026 CFFO, respectively, in each case, based on the Viper forecasted financial information at Consensus Pricing as of January 24, 2025, to derive implied equity value reference ranges for Viper. Based on these ranges of implied equity values and the number of fully diluted outstanding shares of common stock of approximately 198.7 million as of December 31, 2024, as provided by Viper’s management and approved for Evercore’s use by the Audit Committee, this analysis indicated ranges of implied equity values per share of Class A Common Stock as set forth in the table below, as compared to the closing price of Class A Common Stock of $47.66 on January 24, 2025:

Metric	Implied Equity Values Per Share
TEV / EBITDAX	$37.17 – $50.10
Market Capitalization / CFFO	$38.07 – $48.70

The disclosure on page 49 of the Proxy Statement is hereby supplemented by amending and restating the first paragraph set forth under “The Drop Down—Opinion of Evercore, Financial Advisor to the Audit Committee—Summary of Evercore’s Financial Analyses—Viper Standalone Analyses— Equity Research Analysts’ Price Targets” as follows:

Evercore reviewed selected publicly available share price targets of 14 research analysts’ estimates published after November 4, 2024 known to Evercore as of January 24, 2025, noting that the 25th percentile and 75th percentile of share price targets ranged from $57.25 to $62.75 for Class A Common Stock, as compared to the closing price of Class A Common Stock of $47.66 on January 24, 2025. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Class A Common Stock and these target prices and the analysts’ estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of Viper and future general industry and market conditions.

The disclosure on page 50 of the Proxy Statement is hereby supplemented by amending and restating the first paragraph set forth under “The Drop Down—Opinion of Evercore, Financial Advisor to the Audit Committee—Summary of Evercore’s Financial Analyses—Endeavor Mineral and Royalty Interests Standalone Analyses— Discounted Cash Flow Analysis” as follows:

Evercore performed a discounted cash flow analysis of the Endeavor Mineral and Royalty Interests to calculate ranges of implied present values of the enterprise value of the Endeavor Mineral and Royalty Interests on a standalone basis utilizing estimates of the standalone unlevered, after-tax free cash flows that the Endeavor Mineral and Royalty Interests were forecasted to generate over the period from January 1, 2025 through December 31, 2029 based on the Viper forecasted financial information and the Endeavor Mineral and Royalty Interests Reserves Database and using forecasted oil and natural gas prices based on Strip Pricing and Consensus Pricing, in each case, as of January 24, 2025. Evercore calculated terminal values for the Endeavor Mineral and Royalty Interests using two methods: (i) a terminal multiple method—under which Evercore calculated terminal values for the Endeavor Mineral and Royalty Interests by applying a range of enterprise values to LTM EBITDAX multiples of 8.0x to 11.0x, which range was selected based on Evercore’s professional judgment and experience, to an estimate of the Endeavor Mineral and Royalty Interests’ terminal year EBITDAX of approximately $516 million and approximately $600 million, based on Strip Pricing and Consensus Pricing, respectively, in each case, based on the Viper forecasted financial information and the Endeavor Mineral and Royalty Interests Reserves Database, and (ii) a perpetuity growth method—under which Evercore calculated terminal values for the Endeavor Mineral and Royalty Interests by applying a range of perpetuity growth rates of 0.0% to 2.0%, which range was selected based on Evercore’s professional judgment and experience, to an estimate of the unlevered, after-tax free cash flows that the Endeavor Mineral and Royalty Interests were forecasted to generate in the terminal year based on the Viper forecasted financial information and the Endeavor Mineral and Royalty Interests Reserves Database.

The disclosure on page 51 of the Proxy Statement is hereby supplemented by amending and restating the second paragraph set forth under “The Drop Down—Opinion of Evercore, Financial Advisor to the Audit Committee—Summary of Evercore’s Financial Analyses—Endeavor Mineral and Royalty Interests Standalone Analyses— Discounted Cash Flow Analysis” as follows:

The cash flows and terminal values in each case were then discounted to present value as of January 1, 2025 using discount rates ranging from 9.5% to 11.5%, representing an estimate of the Endeavor Mineral and Royalty Interests’ after-tax weighted average cost of capital, as estimated by Evercore based on its professional judgment and experience, and based on the application of the capital asset pricing model, which requires certain company-specific inputs, including debt to equity ratio, debt to total capitalization ratio, pre-tax cost of debt, and levered and unlevered betas, as well as certain financial metrics for the United States financial markets generally, to derive implied enterprise value reference ranges for the Endeavor Mineral and Royalty Interests. Based on these ranges of implied enterprise values and the value of the Endeavor Mineral and Royalty Interests’ acreage not developed or accounted for in reserves value based on the Viper forecasted financial information and the Endeavor Mineral and

Royalty Interests Reserves Database, this analysis indicated ranges of implied enterprise values as set forth in the table below, as compared to (i) the Proposed Purchase Price Value Range and (ii) for reference, the implied value of the proposed Purchase Price of $4.45 billion based on the VWAP of Class A Common Stock for the 30-trading day period ending on January 24, 2025 of $49.55:

Methodology	Implied Enterprise Values ($ in Millions)
Terminal Multiple Method (Strip Pricing)	$4,510 – $5,802
Perpetuity Growth Rate Method (Strip Pricing)	$4,451 – $6,197
Terminal Multiple Method (Consensus Pricing)	$5,006 – $6,504
Perpetuity Growth Rate Method (Consensus Pricing)	$4,892 – $6,886

The disclosure on page 51 of the Proxy Statement is hereby supplemented by amending and restating the table in the third paragraph set forth under “The Drop Down—Opinion of Evercore, Financial Advisor to the Audit Committee—Summary of Evercore’s Financial Analyses— Endeavor Mineral and Royalty Interests Standalone Analyses— Selected Publicly Traded Companies Analysis” as follows:

~~Benchmark~~	~~Selected Companies Median~~
~~TEV / EBITDAX (2025E)~~	~~9.0x~~
~~TEV / EBITDAX (2026E)~~	~~8.5x~~
~~UFCF / TEV (2025E)~~	~~10.3%~~
~~UFCF / TEV (2026E)~~	~~11.0%~~

Company	TEV / EBTIDAX (2025E)	TEV/ EBITDAX (2026E)	UFCF / TEV (2025E)	UFCF / TEV (2026E)
Black Stone Minerals	9.7x	9.1x	10.1%	10.8%
Freehold Royalties	7.2x	7.4x	10.4%	11.1%
Kimbell Royalty	7.8x	7.4x	12.7%	13.1%
PrairieSky Royalty	13.7x	13.4x	5.8%	6.4%
Sitio Royalties	8.3x	8.0x	11.5%	11.9%
Viper	11.2x	9.5x	8.0%	8.5%
Median	9.0x	8.5x	10.3%	11.0%

The disclosure on page 52-54 of the Proxy Statement is hereby supplemented by amending and restating the first, second, third and fourth paragraphs set forth under “The Drop Down—Opinion of Evercore, Financial Advisor to the Audit Committee—Summary of Evercore’s Financial Analyses—Endeavor Mineral and Royalty Interests Standalone Analyses— Selected Precedent Transactions Analysis” as follows:

Evercore reviewed, to the extent publicly available, certain financial and operating information related to the ~~following~~ selected transactions listed in the table below involving oil and gas mineral and royalty assets or companies with operations focused in the Permian Basin with transaction values equal to or greater than $150 million announced since January 1, 2019.

~~The selected transactions reviewed by Evercore, and the date each was announced were as follows:~~

~~Date Announced~~	~~Acquirer~~	~~Seller(s)~~
~~01/07/25~~	~~Kimbell Royalty~~	~~Boren Minerals~~
~~12/13/24~~	~~Freehold Royalties~~	~~Undisclosed~~
~~10/02/24~~	~~Texas Pacific Land Corporation~~	~~Undisclosed~~
~~09/12/24~~	~~Dorchester Minerals, L.P.~~	~~West Texas Minerals LLC, Carrollton Mineral Partners, LP, Carrollton Mineral Partners Fund II, LP, Carrollton Mineral Partners III, LP, Carrollton Mineral Partners III-B, LP, Carrollton Mineral Partners IV, LP, CMP Permian, LP, CMP Glasscock, LP, and Carrollton Royalty, LP~~
~~09/11/24~~	~~Viper~~	~~Tumbleweed Royalty IV, LLC and TWR IV SellCo Parent, LLC~~
~~07/29/24~~	~~Post Oak Minerals V, LLC~~	~~APA Corporation; Hunt Oil Company; Undisclosed~~
~~03/25/24~~	~~Matador Resources Company~~	~~Undisclosed~~
~~01/31/24~~	~~Sitio Royalties~~	~~Undisclosed~~
~~09/05/23~~	~~Viper~~	~~Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP~~
~~08/02/23~~	~~Kimbell Royalty~~	~~LongPoint Minerals II, LLC~~
~~06/30/23~~	~~Sitio Royalties~~	~~Undisclosed~~
~~11/03/22~~	~~Kimbell Royalty~~	~~Hatch Royalty LLC~~
~~09/06/22~~	~~Sitio Royalties~~	~~Brigham Minerals, Inc.~~
~~06/27/22~~	~~Sitio Royalties~~	~~Momentum Minerals; Foundation Minerals~~
~~02/21/22~~	~~Crescent Mineral Partners~~	~~APA Corporation~~
~~01/12/22~~	~~Falcon Minerals Corporation~~	~~Desert Peak Minerals Inc.~~
~~09/08/21~~	~~Freehold Royalties~~	~~Undisclosed~~
~~08/09/21~~	~~Viper~~	~~Swallowtail Royalties LLC and Swallowtail Royalties II LLC~~
~~06/30/21~~	~~Desert Peak Minerals Inc.~~	~~Rock Ridge Royalty Company, LLC~~
~~03/31/21~~	~~Undisclosed~~	~~Occidental Petroleum Corporation~~
~~01/09/20~~	~~Kimbell Royalty~~	~~Springbok Energy Partners, LLC and Springbok Energy Partners II, LLC~~
~~09/30/19~~	~~Viper~~	~~Undisclosed~~
~~09/13/19~~	~~Viper~~	~~Santa Elena Minerals, LP~~
~~07/30/19~~	~~Viper~~	~~Diamondback~~
~~07/18/19~~	~~Kimmeridge Energy Management Company, LLC~~	~~Desert Royalty Company, LLC~~
~~02/07/19~~	~~Kimbell Royalty~~	~~EnCap Investments L.P.~~

For each selected transaction, Evercore calculated (i) total enterprise value as a multiple of the estimated EBITDAX, or, for asset transactions, the estimated cash flows of the applicable company during ~~the full quarter~~ certain periods prior to the announcement of the applicable transaction on an annualized basis, (ii) total enterprise value as a multiple of the estimated EBITDAX, or, for asset transactions, the estimated cash flows of the applicable company during the 12-month period following the announcement of the applicable transaction, and (iii) total enterprise value as a multiple of the estimated net royalty acres (on an 8/8ths basis) (which is referred to as “NRA (8/8ths)”, and such ratio is referred to as “TEV / NRA (8/8ths)”) of the applicable company at the announcement of the applicable transaction. Estimated financial data of the selected transactions were based on publicly available information.

This analysis indicated the following:

~~Benchmark~~	~~Mean~~	~~Median~~
~~TEV / LQA EBITDAX~~	~~8.8x~~	~~8.4x~~
~~TEV / NTM EBITDAX~~	~~6.3x~~	~~7.0x~~
~~TEV / NRA (8/8ths)~~	~~$147,291~~	~~$133,803~~

Date Announced	Acquirer	Seller(s)	Historical Multiple	NTM Multiple	TEV / NRA (8/8ths)
01/07/25	Kimbell Royalty	Boren Minerals	—	7.5x	$265,785
12/13/24	Freehold Royalties	Undisclosed	—	7.0x	—
10/02/24	Texas Pacific Land Corporation	Undisclosed	—	—	$305,474
09/12/24	Dorchester Minerals, L.P.	West Texas Minerals LLC, Carrollton Mineral Partners, LP, Carrollton Mineral Partners Fund II, LP, Carrollton Mineral Partners III, LP, Carrollton Mineral Partners III-B, LP, Carrollton Mineral Partners IV, LP, CMP Permian, LP, CMP Glasscock, LP, and Carrollton Royalty, LP	—	—	$107,139
09/11/24	Viper	Tumbleweed Royalty IV, LLC and TWR IV SellCo Parent, LLC, Tumbleweed-Q Royalties, LLC, MC TWR Royalties, LP and MC TWR Intermediate, LLC	12.6x	—	$299,930
07/29/24	Post Oak Minerals V, LLC	APA Corporation; Hunt Oil Company; Undisclosed	—	—	$133,803
03/25/24	Matador Resources Company	Undisclosed	—	—	—
01/31/24	Sitio Royalties	Undisclosed	—	4.0x	$91,870
09/05/23	Viper	Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP	—	—	$137,166
08/02/23	Kimbell Royalty	LongPoint Minerals II, LLC	—	7.1x	$73,301
06/30/23	Sitio Royalties	Undisclosed	—	7.0x	$142,964
11/03/22	Kimbell Royalty	Hatch Royalty LLC	—	6.0x	$326,209
09/06/22	Sitio Royalties	Brigham Minerals, Inc.	6.0x	6.9x	$179,067
06/27/22	Sitio Royalties	Momentum Minerals; Foundation Minerals	—	—	$137,179
02/21/22	Crescent Mineral Partners	APA Corporation	8.5x	—	$92,000
01/12/22	Falcon Minerals Corporation	Desert Peak Minerals Inc.	10.5x	—	$107,883
09/08/21	Freehold Royalties	Undisclosed		4.9x	$106,944
08/09/21	Viper	Swallowtail Royalties LLC and Swallowtail Royalties II LLC	—	—	$216,522
06/30/21	Desert Peak Minerals Inc.	Rock Ridge Royalty Company, LLC	—	—	$110,631
03/31/21	Undisclosed	Occidental Petroleum Corporation	—	—	—

01/09/20	Kimbell Royalty	Springbok Energy Partners, LLC and Springbok Energy Partners II, LLC	8.3x	—	$81,019
09/30/19	Viper	Undisclosed	—	—	$160,766
09/13/19	Viper	Santa Elena Minerals, LP	6.7x	—	$112,778
07/30/19	Viper	Diamondback Energy	—	—	$137,525
07/18/19	Kimmeridge Energy Management Company, LLC	Desert Royalty Company, LLC	—	—	$49,333
02/07/19	Kimbell Royalty	EnCap Investments L.P.	—	—	$12,402
Mean			8.8x	6.3x	$147,291
Median			8.4x	7.0x	$133,803

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, which involve certain risks, uncertainties and assumptions that could cause the results to differ materially from those expected by the management of Viper. All statements, other than historical facts, that address activities that Viper assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements, although not all forward-looking statements contain such identifying words. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding the Pending Drop Down discussed in this report and any potential capital markets transactions and other funding sources for the Pending Drop Down, as well as statements regarding the pro forma results for the Pending Drop Down and Viper’s operating and financial expectations following such acquisition, including existing and future production on the mineral and royalty acreage subject to the Pending Drop Down and Diamondback’s plans with respect to such Diamondback-operated acreage.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: the completion of the Pending Drop Down on anticipated terms and timing or at all, including obtaining the requisite stockholder approvals for the Pending Drop Down, the satisfaction of other conditions to the Pending Drop Down, uncertainties as to whether the Pending Drop Down, if consummated, will achieve the anticipated benefits within the expected time periods or at all, and those risks described in Item 1A of Viper’s Annual Report on Form 10-K, filed with the SEC on February 26, 2025, subsequent Forms 10-Q and 8-K and other filings Viper makes with the SEC, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Viper’s website at https://www.viperenergy.com/sec-filings, as well as those risks that will be more fully described in the Proxy Statement.

In light of these factors, the events anticipated by Viper’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Viper conducts its business in a very competitive and rapidly changing environment and new risks emerge from time to time. Viper cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K or, if earlier, as of the date they were made. Viper does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Additional Information about the Pending Drop Down and Where to Find It

In connection with the Pending Drop Down, Viper filed the Proxy Statement with the SEC. Viper commenced mailing of the Proxy Statement to its stockholders entitled to vote at the special meeting relating to the Pending Drop Down on or about April 2, 2025. This report is not a substitute for the Proxy Statement or for any other document that Viper may file with the SEC and send to its stockholders in connection with the Pending Drow Down. INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PENDING DROP DOWN FILED BY VIPER WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING DROP DOWN AND THE PARTIES TO THE PENDING DROP DOWN. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the Pending Drop Down and any other documents filed by Viper with the SEC, may be obtained free of charge at the SEC’s website www.sec.gov. Copies of the documents filed with the SEC by Viper will be available free of charge on Viper’s website at https://www.viperenergy.com/sec-filings.

Participants in the Solicitation

Viper and its directors and executive officers, and Diamondback as its parent and major stockholder, may be deemed, under SEC rules, to be participants in the solicitation of proxies from Viper’s stockholders in connection with the Pending Drop Down. Information about the directors and executive officers of Viper and, as applicable, about Diamondback, is set forth in (i) in Viper’s proxy statement for its 2025 annual meeting, including under the headings “Proposal 1-Election of Directors”, “Executive Officers”, “Compensation Discussion and Analysis,” “Compensation Tables,” “Stock Ownership” and “Certain Relationships and Related Party Transactions,” which was filed with the SEC on April 10, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1602065/000119312525077960/d884560ddef14a.htm, (ii) Viper’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 26, 2025 and is available at

https://www.sec.gov/ix?doc=/Archives/edgar/data/1602065/000160206525000010/vnom-20241231.htm and (iii) subsequent statements of changes in beneficial ownership on file with the SEC.

Additional information about Diamondback and its executive officers and directors may be found in (i) Diamondback’s proxy statement for its 2025 annual meeting, including under the headings “Proposal 1—of Directors,” “Executive Officers,” “Compensation Discussion and Analysis,” Compensation Tables,” “Stock Ownership Election” and “Certain Relationships and Related Party Transactions,” which was filed with the SEC on April 10, 2025 as is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1602065/000119312525077960/d884560ddef14a.htm, (ii) Diamondback’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025, and (iii) subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed by Diamondback with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Diamondback’s website at https://ir.diamondbackenergy.com/investors/financial-information/sec-filings.

Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, are contained in the Proxy Statement and other relevant materials filed with the SEC when they become available. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Viper’s website at https://www.viperenergy.com/sec-filings.

No Offer or Solicitation

This report does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY, INC.

Date: April 23, 2025	By:	/s/ Teresa L. Dick
	Name:	Teresa L. Dick
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary